Exhibit 15.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-251301, 333-221441 and 333-222448) of Eneti Inc. of our report dated March 31, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting of Scorpio Tankers Inc., which appears in this Amendment No. 1 to Form 20-F of Eneti Inc.

/s/ PricewaterhouseCoopers Audit
Neuilly-sur-Seine, France

April 20, 2021